UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2013

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINTIVE AGREEMENT.
LNG Sale and Purchase Agreement
On March 25, 2013, Cheniere Energy Partners, L.P. (“Cheniere Partners”), a majority owned subsidiary of Cheniere Energy, Inc., issued a press release announcing the signing of an LNG Sale and Purchase Agreement (“SPA”) between Sabine Pass Liquefaction, LLC, a subsidiary of Cheniere Partners (“Sabine Liquefaction”), and Centrica plc (“Centrica”).
Under the SPA, in summary and subject to the more detailed provisions and conditions set forth therein:

•
Commencing on the date of first commercial delivery of LNG from the fifth liquefaction train (as determined in accordance with the SPA), Sabine Liquefaction will sell and make available for delivery, and Centrica will take and pay for, cargoes of liquefied natural gas (“LNG”) with an annual contract quantity of 91,250,000 MMBtu (equivalent to approximately 1.75 million tonnes per annum (“mtpa”)).

•
Centrica will pay Sabine Liquefaction a contract sales price for each MMBtu of LNG delivered under the SPA. The contract sales price will be equal to $3.00 plus 115% of the final settlement price for the New York Mercantile Exchange Henry Hub natural gas futures contract for the month in which the relevant cargo is scheduled. 11.5% of the fixed portion of the contract sales price will be subject to an annual adjustment for inflation.

•
Centrica will have the right to suspend delivery of all cargoes of LNG scheduled in a month by a timely advance notice, in which case Centrica will continue to be obligated to pay the fixed portion of the contract sales price with respect to the quantity of LNG suspended but will forfeit its right to receive the suspended quantity. Centrica will have the right to resume delivery of cargoes of LNG by a timely advance notice.

•
The SPA will have a 20-year term, commencing on the date of first commercial delivery of LNG from the fifth liquefaction train (as determined in accordance with the SPA). Centrica will have the right to extend the 20-year term for an additional period of up to 10 years.

•	The obligations of Sabine Liquefaction to proceed with the fifth liquefaction train under the SPA will become effective when the following conditions have been satisfied or waived:

◦	Sabine Liquefaction has received all regulatory approvals required for construction and operation of its fifth liquefaction train and related facilities in Cameron Parish, Louisiana;

◦	Sabine Liquefaction has secured the necessary financing arrangements to construct and operate its fifth liquefaction train and related facilities;

◦	Sabine Liquefaction has taken a positive final investment decision to proceed with construction of its fifth liquefaction train and related facilities;

◦	specified regulatory authorizations are in effect permitting Sabine Liquefaction to export LNG from the United States; and

◦	Sabine Liquefaction has issued an unconditional notice to proceed with the construction of the fifth liquefaction train.

•
Sabine Liquefaction will designate the date for the first commercial delivery of LNG from the fifth liquefaction train within the 180-day period commencing 50 months after the date the preceding conditions have been satisfied or waived.

Centrica would have the right to terminate the SPA if Sabine Liquefaction declared an event of force majeure (as defined and provided in the SPA) one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in a 50 percent or greater reduction in the annual contract quantity of LNG available to Centrica during that period. Centrica would also have the right to terminate the SPA if, among other things, Sabine Liquefaction failed to make available to Centrica 50 percent or greater of the cargoes scheduled in any 12-month period, or the fifth liquefaction train had not commenced commercial operations at the Sabine Liquefaction facility within 180 days after the date designated for the first commercial delivery.
Sabine Liquefaction would have the right to terminate the SPA if: (i) Centrica declared an event of force majeure one or more times and the interruptions from such force majeure events aggregated 24 or more months during any 36-month period and resulted in Centrica being prevented from taking 50 percent or more of the annual contract quantity of LNG during that period; (ii) Centrica failed to take 50 percent or greater of the cargoes scheduled in any 12-month period; (iii) any guaranty required to be delivered by Centrica under the SPA was not delivered for a period exceeding 10 business days or such guaranty ceased to be in effect for longer than 10 business days; (iv) Centrica or its guarantor failed to satisfy certain credit rating requirements; (v) any guarantor was not an affiliate of Centrica; (vi) Centrica or its guarantor failed to execute certain agreements with financial lenders; (vii) Centrica failed to comply with applicable trade laws; or (viii) Centrica violated provisions of the SPA restricting how LNG purchased under the SPA may be used.
Either party would have the right to terminate the SPA if: (i) a bankruptcy event (as defined in the SPA) occurred with respect to the other party; (ii) the other party failed to pay amounts due under the SPA in excess of US$30 million; (iii) the other party’s business practices caused it to violate certain applicable laws; or (iv) the conditions to the commencement of the 20-year term specified in the SPA were not satisfied or waived by June 30, 2015, or a later date if so agreed by Centrica and Sabine Liquefaction.
Under the SPA, Sabine Liquefaction and Centrica will be responsible for their respective taxes, and each may assign the SPA as provided in the SPA.
The descriptions of material terms of the SPA set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the full text of the SPA, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
ITEM 8.01    OTHER EVENTS.
A copy of the press release relating to the SPA is filed as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on Cheniere Partners’ website is not incorporated herein by reference.

ITEM 9.01    FINANICAL STATEMENTS AND EXHIBITS.
d) Exhibits

Exhibit
Number	Description

10.1*
LNG Sale and Purchase Agreement (FOB), dated March 22, 2013, between Sabine Pass Liquefaction, LLC (Seller) and Centrica plc (Buyer). (Incorporated by reference to Exhibit 10.1 to Cheniere Partners’ Current Report on Form 8-K (SEC File No.1-33366), filed on March 25, 2013)

99.1*	Press Release, dated March 25, 2013. (Incorporated by reference to Exhibit 99.1 to Cheniere Partners’ Current Report on Form 8-K (SEC File No. 1-33366), filed on March 25, 2013)

* Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.
Date:	March 25, 2013	By:	/s/ Meg A. Gentle
			Name:	Meg A. Gentle
			Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1*
LNG Sale and Purchase Agreement (FOB), dated March 22, 2013, between Sabine Pass Liquefaction, LLC (Seller) and Centrica plc (Buyer). (Incorporated by reference to Exhibit 10.1 to Cheniere Partners’ Current Report on Form 8-K (SEC File No.1-33366), filed on March 25, 2013)

99.1*	Press Release, dated March 25, 2013. (Incorporated by reference to Exhibit 99.1 to Cheniere Partners’ Current Report on Form 8-K (SEC File No. 1-33366), filed on March 25, 2013)

* Incorporated herein by reference.